Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On May 8, 2019, we, solely in our capacity as guarantor to the Acquisition, and CH LLC, entered into a stock purchase agreement with Clean Earth, the Sellers and the Sellers’ Representative. Upon the terms and subject to the conditions set forth in the Acquisition Agreement, CH LLC will acquire all of the issued and outstanding common stock of Clean Earth for a purchase price of $625 million, subject to adjustments, including the working capital and indebtedness balances of Clean Earth at the time of the closing.

We intend to use the net proceeds from the private debt financing together with borrowings under our Revolving Credit Facility to pay for the Acquisition consideration and related fees, costs and expenses. The consummation of the private financing transaction is conditioned on the contemporaneous closing of the Acquisition.

On May 8, 2019, we also entered into an Asset Purchase Agreement with Acquiror, and, solely to guarantee the performance of the Acquiror’s obligations under the Asset Purchase Agreement, Chart Industries, Inc., a Delaware corporation. Upon the terms and subject to the conditions of the Asset Purchase Agreement, we have agreed to sell, and the Acquiror has agreed to acquire, Air-X-Changers for aggregate cash consideration of $592 million, which is subject to adjustment based on the working capital balance of Air-X-Changers at the time of the consummation of the Asset Sale, plus the assumption by the Acquiror of the liabilities of Air-X-Changers specified in the Asset Purchase Agreement.

We intend to use a portion of the proceeds from the Asset Sale to repay up to $320 million of our Term Loan Facility and $150 million of our Revolving Credit Facility. The Acquisition and the private debt financing are not conditioned on the closing of the Asset Sale.

The following unaudited pro forma condensed consolidated financial statements of Harsco, including the explanatory notes (collectively the “pro forma financial statements”), present how the financial statements may have appeared had the private debt financing and our borrowings under our Revolving Credit Facility, as well as the use of proceeds therefrom, including the consummation of each of the Acquisition and the Asset Sale and related transactions and the payment of associated transaction fees and expenses occurred at earlier dates. The unaudited pro forma condensed consolidated statements of operations for each period presented give effect to the Transactions as if they had occurred on January 1, 2018, the first day of the year ended December 31, 2018. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2019 combines the historical consolidated balance sheets giving effect to the Transactions as if they had occurred on March 31, 2019. The summary unaudited pro forma consolidated financial information for the twelve months ended March 31, 2019 has been calculated by adding the unaudited pro forma condensed consolidated financial statements for the three months ended March 31, 2019 to the unaudited pro forma condensed consolidated financial statements for the year ended December 31, 2018, and then subtracting the unaudited pro forma condensed consolidated financial statements for the three months ended March 31, 2018.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Transactions, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on Harsco’s consolidated operating results. The unaudited pro forma adjustments are based upon available information and certain assumptions that our management believes are reasonable. The pro forma financial statements should be read in conjunction with the explanatory notes to the pro forma financial statements. In addition, the pro forma financial statements were based on, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes:

•	audited historical consolidated financial statements of Harsco as of, and for the year ended, December 31, 2018, and the related notes;

•	audited historical consolidated financial statements of Clean Earth as of, and for the year ended, December 31, 2018, and the related notes;

•	unaudited historical condensed consolidated financial statements of Harsco as of, and for the three months ended March 31, 2019 and 2018, and the related notes; and

•	unaudited historical condensed consolidated financial statements of Clean Earth as of, and for the three months ended March 31, 2019 and 2018, and the related notes.

The pro forma financial statements and explanatory notes are presented for informational purposes only and do not purport to represent what the results of operations or financial condition would have been had the Transactions occurred on the dates indicated nor do they purport to project the results of operations or financial condition for any future period or as of any future date. We may be required to prepare pro forma financial statements in accordance with Article 11 of Regulation S-X following the consummation of the private debt financing, the Acquisition and/or Asset Sale. No assurance can be made that differences may not exist.

The Acquisition is considered a business combination and therefore will be accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805—Business Combinations.

We intend to commence the necessary valuation and other studies required to complete the acquisition accounting promptly upon completion of the Acquisition and will finalize the acquisition accounting as soon as practicable within the required measurement period, but in no event later than one year following completion of the Acquisition.

The pro forma financial statements do not reflect the costs of any integration activities or benefits that may result from the realization of future costs savings from operating efficiencies or revenue synergies that may result from the Transactions. Additionally, the pro forma financial statements do not reflect the impact of the Credit Agreement Amendment as the amendment is not directly attributable to the Transactions.

HARSCO CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2019

	Historical Harsco	Historical Clean Earth	Acquisition Adjustments		Air-X-Changers Sale Adjustments		Financing Adjustments		Pro Forma
(in thousands)	As reported	(Note 3)	(Note 5)		(Note 6)		(Note 7)

ASSETS

Current assets:
Cash and cash equivalents	$84,743	$462	$(616,007	)(a)	$470,000	(b)	$146,007	(a)	$85,205
Restricted cash	2,942	—	—		—		—		2,942
Trade accounts receivable, net	296,795	58,025	—		(25,674	)(a)	—		329,146
Other receivables	51,130	1,745	—		(19	)(a)	—		52,856
Inventories	147,696	505	—		(2,295	)(a)	—		145,906
Current portion of contract assets	17,478	—	—		(13,824	)(a)	—		3,654
Other current assets	45,219	7,362	—		(547	)(a)	—		52,034

Total current assets	646,003	68,099	(616,007)		427,641		146,007		671,743

Property, plant and equipment, net	483,448	61,420	9,625	(b)	(16,794	)(a)	—		537,699
Right-of-use assets, net	49,584	17,037	—		(11,414	)(a)	—		55,207
Goodwill	412,449	140,483	186,507	(c)	(6,839	)(a)	—		732,600
Intangible assets, net	78,753	131,342	123,658	(d)	(10,205	)(a)	—		323,548
Deferred income tax assets	50,051	—	(26,844	)(e)	—		—		23,207
Other assets	17,273	3,903	—		—		—		21,176

Total assets	$1,737,561	$422,284	$(323,061)		$382,389		$146,007		$2,365,180

LIABILITIES

Current liabilities:
Short-term borrowings	$6,426	$—	$—		$—		$—		$6,426
Current maturities of long-term debt	6,538	2,634	(2,156	)(f)	—		—		7,016
Accounts payable	159,037	20,937	(570	)(g)	(11,420	)(a)	—		167,984
Accrued compensation	37,483	2,505	—		(1,514	)(a)	—		38,474
Income taxes payable	1,598	—	—		—		—		1,598
Insurance liabilities	40,830	—	—		—		—		40,830
Current portion of advances on contracts	37,014	—	—		(3,385	)(a)	—		33,629
Current portion of operating lease liabilities	12,936	3,165	—		(1,261	)(a)	—		14,840
Other current liabilities	122,721	13,252	761	(h)	(4,451	)(a)	—		132,283

Total current liabilities	424,583	42,493	(1,965)		(22,031)		—		443,080

Long-term debt	642,375	214,564	(213,425	)(f)	—		151,534	(b)	795,048
Insurance liabilities	20,384	—	—		—		—		20,384
Retirement plan liabilities	201,572	—	—		—		—		201,572
Advances on contracts	27,478	—	—		—		—		27,478
Operating lease liabilities	37,037	14,065	—		(10,281	)(a)	—		40,821
Other liabilities	48,860	30,762	21,257	(i)	1,003	(a)	—		101,882

Total liabilities	1,402,289	301,884	(194,133)		(31,309)		151,534		1,630,265

COMMITMENTS AND CONTINGENCIES

HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—		—		—		—
Common stock	143,178	1	(1	)(j)	—		—		143,178
Additional paid-in capital	192,912	116,308	(116,308	)(j)	—		—		192,912
Accumulated other comprehensive loss	(584,425)	—	—		—		—		(584,425)
Retained earnings	1,340,878	4,091	(12,620	)(j)	413,698	(c)	(5,527	)(b)	1,740,520
Treasury stock	(805,520)	—	—		—		—		(805,520)

Total Harsco Corporation stockholders’ Equity	287,023	120,400	(128,929)		413,698		(5,527)		686,665
Noncontrolling interest	48,249	—	—		—		—		48,249

Total equity	335,272	120,400	(128,929)		413,698		(5,527)		734,914

Total liabilities and equity	$1,737,561	$422,284	$(323,061)		$382,389		$146,007		$2,365,180

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

HARSCO CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

	Historical Harsco	Historical Clean Earth	Acquisition Adjustments		Air-X- Changers Sale Adjustments		Financing Adjustments		Pro Forma
(in thousands, except share and per share amounts)	As reported	(Note 3)	(Note 5)		(Note 6)		(Note 7)
Revenues from continuing operations:
Service revenues	$1,007,239	$266,916	$—		$—		$—		$1,274,155
Product revenues	715,141	—	—		(207,153)	(a)	—		507,988

Total revenues	1,722,380	266,916	—		(207,153)		—		1,782,143

Costs and expenses from continuing operations:
Cost of services sold	780,930	205,660	(5,157)	(b)(d)	—		—		981,433
Cost of products sold	507,807	—	—		(145,905)	(a)	—		361,902
Selling, general and administrative expenses	238,690	46,691	(519)	(d)(g)	(17,793)	(a)	—		267,069
Research and development expenses	5,548	—	—		(40)	(a)	—		5,508
Other (income) expenses, net	(1,522)	552	—		(48)	(a)	—		(1,018)

Total costs and expenses	1,531,453	252,903	(5,676)		(163,786)		—		1,614,894

Operating income from continuing operations	190,927	14,013	5,676		(43,367)		—		167,249
Interest income	2,155	34	—		—		—		2,189
Interest expense	(38,148)	(17,359)	17,348	(f)	55	(a)	(17,438)	(c)	(55,542)
Defined benefit pension income	3,447	—	—		—		—		3,447
Loss on early extinguishment of debt	(1,127)	—	—		—		—		(1,127)

Income from continuing operations before income taxes and equity income	157,254	(3,312)	23,024		(43,312)		(17,438)		116,216
Income tax expense	(12,899)	2,458	(5,642)	(k)	10,780	(d)	4,273	(d)	(1,030)
Equity income of unconsolidated entities, net	384	—	—		—		—		384

Income from continuing operations	144,739	(854)	17,382		(32,532)		(13,165)		115,570
Less: Income from continuing operations attributable to noncontrolling interests	(7,956)	—	—		—		—		(7,956)

Income from continuing operations attributable to Harsco Corporation	$136,783	$(854)	$17,382		$(32,532)		$(13,165)		$107,614

Basic earnings from continuing operations per common share attributable to Harsco Corporation common stockholders	$1.69								$1.33
Average number of shares outstanding used in basic earnings per share computation	80,716								80,716
Diluted earnings from continuing operations per common share attributable to Harsco Corporation common stockholders	$1.64								$1.29
Average number of shares outstanding used in basic earnings per share computation	83,595								83,595

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

HARSCO CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2019

	Historical Harsco	Historical Clean Earth	Acquisition Adjustments		Air-X-Changers Sale Adjustments		Financing Adjustments		Pro Forma
(in thousands, except share and per share amounts)	As reported	(Note 3)	(Note 5)		(Note 6)		(Note 7)
Revenues from continuing operations:
Service revenues	$229,520	$63,632	$—		$—		$—		$293,152
Product revenues	217,768	—	—		(76,195	)(a)	—		141,573

Total revenues	447,288	63,632	—		(76,195)		—		434,725

Costs and expenses from continuing operations:
Cost of services sold	181,871	50,583	(1,346	)(b)(d)	—		—		231,108
Cost of products sold	157,004	—	—		(55,132	)(a)	—		101,872
Selling, general and administrative expenses	67,029	11,927	(960	)(d)(g)	(6,151	)(a)	—		71,845
Research and development expenses	1,262	—	—		(13	)(a)	—		1,249
Other (income) expenses, net	1,876	1	—		—		—		1,877

Total costs and expenses	409,042	62,511	(2,306)		(61,296)		—		407,951

Operating income from continuing operations	38,246	1,121	2,306		(14,899)		—		26,774
Interest income	534	12	—		—		—		546
Interest expense	(9,739)	(4,864)	4,864	(f)	—		(4,284	)(c)	(14,023)
Defined benefit pension expense	(1,337)	—	—		—		—		(1,337)

Income from continuing operations before income taxes and equity income	27,704	(3,731)	7,170		(14,899)		(4,284)		11,960
Income tax expense	(4,855)	1,021	(1,757	)(k)	3,708	(d)	1,050	(d)	(833)
Equity income of unconsolidated entities, net	20	—	—		—		—		20

Income from continuing operations	22,869	(2,710)	5,413		(11,191)		(3,234)		11,147
Less: Income from continuing operations attributable to noncontrolling interests	(1,840)	—	—		—		—		(1,840)

Income from continuing operations attributable to Harsco Corporation	$21,029	$(2,710)	$5,413		$(11,191)		$(3,234)		$9,307

Basic earnings from continuing operations per common share attributable to Harsco Corporation common stockholders	$0.26								$0.12
Average number of shares outstanding used in basic earnings per share computation	79,907								79,907
Diluted earnings from continuing operations per common share attributable to Harsco Corporation common stockholders	$0.26								$0.11
Average number of shares outstanding used in basic earnings per share computation	81,653								81,653

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

HARSCO CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

	Historical Harsco	Historical Clean Earth	Acquisition Adjustments		Air-X- Changers Sale Adjustments		Financing Adjustments		Pro Forma
(in thousands, except share and per share amounts)	As reported	(Note 3)	(Note 5)		(Note 6)		(Note 7)
Revenues from continuing operations:
Service revenues	$244,209	$58,221	$—		$—		$—		$302,430
Product revenues	163,829	—	—		(44,259)	(a)	—		119,570

Total revenues	408,038	58,221	—		(44,259)		—		422,000

Costs and expenses from continuing operations:
Cost of services sold	191,675	46,239	(842)	(b)(d)	—		—		237,072
Cost of products sold	119,678	—	—		(30,283)	(a)	—		89,395
Selling, general and administrative expenses	57,083	11,207	(100)	(d)(g)	(3,901)	(a)	—		64,289
Research and development expenses	1,239	—	—		(13)	(a)	—		1,226
Other (income) expenses, net	1,822	55	—		(26)	(a)	—		1,851

Total costs and expenses	371,497	57,501	(942)		(34,223)		—		393,833

Operating income from continuing operations	36,541	720	942		(10,036)		—		28,167
Interest income	498	—	—		—		—		498
Interest expense	(9,583)	(3,653)	3,649	(f)	17	(a)	(4,277)	(c)	(13,847)
Defined benefit pension income	839	—	—		—		—		839

Income from continuing operations before income taxes and equity income	28,295	(2,933)	4,591		(10,019)		(4,277)		15,657
Income tax expense	(8,266)	617	(1,125)	(k)	2,494	(d)	1,048	(d)	(5,232)
Equity income of unconsolidated entities, net	—	—	—		—		—		—

Income from continuing operations	20,029	(2,316)	3,466		(7,525)		(3,229)		10,425
Less: Income from continuing operations attributable to noncontrolling interests	(1,769)	—	—		—		—		(1,769)

Income from continuing operations attributable to Harsco Corporation	$18,260	$(2,316)	$3,466		$(7,525)		$(3,229)		$8,656

Basic earnings from continuing operations per common share attributable to Harsco Corporation common stockholders	$0.23								$0.11
Average number of shares outstanding used in basic earnings per share computation	80,650								80,650

Diluted earnings from continuing operations per common share attributable to Harsco Corporation common stockholders	$0.22								$0.10
Average number of shares outstanding used in basic earnings per share computation	83,544								83,544

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

HARSCO CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED MARCH 31, 2019

	Historical Harsco	Historical Clean Earth	Acquisition Adjustments		Air-X- Changers Sale Adjustments		Financing Adjustments		Pro Forma
(in thousands, except share and per share amounts)		(Note 3)	(Note 5)		(Note 6)		(Note 7)
Revenues from continuing operations:
Service revenues	$992,550	$272,327	$—		$—		$—		$1,264,877
Product revenues	769,080	—	—		(239,089)	(a)	—		529,991

Total revenues	1,761,630	272,327	—		(239,089)		—		1,794,868

Costs and expenses from continuing operations:

Cost of services sold	771,126	210,004	(5,661)	(b)(d)	—		—		975,469
Cost of products sold	545,133	—	—		(170,754)	(a)	—		374,379
Selling, general and administrative expenses	248,636	47,411	(1,379)	(d)(g)	(20,043)	(a)	—		274,625
Research and development expenses	5,571	—	—		(40)	(a)	—		5,531
Other (income) expenses, net	(1,468)	498	—		(22)	(a)	—		(992)

Total costs and expenses	1,568,998	257,913	(7,040)		(190,859)		—		1,629,012

Operating income from continuing operations	192,632	14,414	7,040		(48,230)		—		165,856
Interest income	2,191	46	—		—		—		2,237
Interest expense	(38,304)	(18,570)	18,563	(f)	38	(a)	(17,445)	(c)	(55,718)
Defined benefit pension income	1,271	—	—		—		—		1,271
Loss on early extinguishment of debt	(1,127)	—	—		—		—		(1,127)

Income from continuing operations before income taxes and equity income	156,663	(4,110)	25,603		(48,192)		(17,445)		112,519
Income tax (expense) benefit	(9,488)	2,862	(6,274)	(k)	11,995	(d)	4,275	(d)	3,370
Equity income of unconsolidated entities, net	404	—	—		—		—		404

Income from continuing operations	147,579	(1,248)	19,329		(36,197)		(13,170)		116,293
Less: Income from continuing operations attributable to noncontrolling interests	(8,027)	—	—		—		—		(8,027)

Income from continuing operations attributable to Harsco Corporation	$139,552	$(1,248)	$19,329		$(36,197)		$(13,170)		$108,266

Basic earnings from continuing operations per common share attributable to Harsco Corporation common stockholders	$1.73								$1.34
Average number of shares outstanding used in basic earnings per share computation	80,533								80,533

Diluted earnings from continuing operations per common share attributable to Harsco Corporation common stockholders	$1.68								$1.30
Average number of shares outstanding used in basic earnings per share computation	83,129								83,129

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Description of the Transactions

On May 8, 2019, Harsco Corporation (the “Company”, “we”, “our” or “Harsco”), and Calrissian Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Calrissian”), entered into a Stock Purchase Agreement (the “Acquisition Agreement”) with CEHI Acquisition Corporation, a Delaware corporation (“Clean Earth”), the holders of stock and options in Clean Earth and Compass Group Diversified Holdings LLC (“Compass”), a Delaware limited liability company. Upon the terms and subject to the conditions set forth in the Acquisition Agreement, Calrissian will acquire all issued and outstanding common stock of Clean Earth (the “Acquisition”) for a purchase price of $625.0 million, subject to adjustments, including the working capital and indebtedness balances of Clean Earth at the time of the closing.

We intend to use the net proceeds from the private debt financing, as described herein, together with borrowings under our Revolving Credit Facility, to pay for the Acquisition consideration and related fees, costs and expenses.

Additionally, on May 8, 2019, Harsco entered into the Asset Purchase Agreement with E&C FinFan, Inc., a Delaware corporation (the “Acquiror”), and, solely to guarantee the performance of the Acquiror’s obligations under the Asset Purchase Agreement, Chart Industries, Inc., a Delaware corporation. Upon the terms and subject to the conditions of the Asset Purchase Agreement, Harsco has agreed to sell the Company’s Air-X-Changers business in our Harsco Industrial segment for aggregate cash consideration of $592 million, which is subject to adjustment based on the working capital balance of the Air-X-Changers business at the time of the closing, plus the assumption by the Acquiror of the liabilities of the Air-X-Changers business specified in the Asset Purchase Agreement (the “Asset Sale”).

We intend to use a portion of the proceeds from the Asset Sale to repay up to $320 million of our Term Loan Facility and $150 million of our Revolving Credit Facility.

The Acquisition and Asset Sale are not conditioned on each other and the Acquisition and the private debt financing may be consummated and the Asset Sale may not be consummated or may be closed on different terms.

Note 2—Basis of Presentation

The unaudited pro forma condensed consolidated financial statements of Harsco, including the explanatory notes (collectively the “pro forma financial statements”), present the unaudited pro forma condensed consolidated financial position and results of operations of Harsco based upon the historical financial statements of Harsco and Clean Earth. The pro forma financial statements give effect to the Acquisition, the Asset Sale, and the related financing activities (collectively, the “Transactions”). The pro forma financial statements present how the financial statements may have appeared after giving effect to the Transactions and are intended to reflect the impact of such on Harsco’s consolidated financial statements.

The Acquisition is a business combination and therefore will be accounted for under the acquisition method of accounting under Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805—Business Combinations. Under the acquisition method of accounting, the total estimated purchase price of an acquisition is allocated to the net tangible and intangible assets based on their estimated fair values. Such valuations are based on available information and certain assumptions that management of Harsco and Clean Earth believe are reasonable. The preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed is based on various preliminary estimates. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing these pro forma financial statements. Differences between these preliminary estimates and the final acquisition accounting, which will be based on the actual net tangible and identifiable intangible assets that exist as of the closing of the Acquisition, may occur and these differences could be material. The differences, if any, could have a material impact on the pro forma financial statements and Harsco’s future results of operations and financial position.

The pro forma financial statements include certain reclassifications to align the historical presentation of Clean Earth with the presentation utilized by Harsco. See Note 3—Reclassifications herein for additional information on the reclassifications.

The unaudited pro forma condensed consolidated statements of operations (“pro forma statements of operations”) do not reflect the non-recurring expenses expected to be incurred in connection with the Transactions, including fees to be paid to attorneys, accountants and other professional advisors, the write-off of deferred financing costs, and other transaction-related costs that will not be capitalized. However, the impact of such expenses are reflected in the unaudited pro forma condensed consolidated balance sheet (“pro forma balance sheet”) as a decrease to retained earnings and a corresponding decrease to cash and cash equivalents.

Further, the pro forma financial statements do not reflect the costs of any integration activities or benefits that may result from the realization of future costs savings from operating efficiencies or revenue synergies that may result from the Transactions. As no assurance can be made that the costs will be incurred, or the cost or growth synergies will be achieved, no adjustment has been made. Additionally, the pro forma financial statements do not reflect the impact of the amendment to Harsco’s Senior Secured Credit Facility as the amendment is not directly attributable to the Transactions.

Note 3—Reclassifications

Certain adjustments and reclassifications have been made to the historical presentation of Clean Earth’s financial statements to conform to the presentation used by Harsco within the pro forma financial statements.

Balance Sheet Reclassifications: The following table summarizes the reclassifications made to Clean Earth’s historical balance sheet to conform to Harsco’s financial statement presentation.

As of March 31, 2019:

(in thousands)	Before Reclassification	Reclassification		After Reclassification
ASSETS
Current assets:
Cash and cash equivalents	$462	$—		$462
Trade accounts receivable, net	58,025	—		58,025
Other receivables	—	1,745	(a)	1,745
Inventories	—	505	(b)	505
Prepaid income taxes	1,848	(1,848)	(c)	—
Other current assets	7,764	(402)	(a)(b)(c)	7,362

Total current assets	68,099	—		68,099

Property, plant and equipment, net	61,420	—		61,420
Right-of-use assets, net	17,037	—		17,037
Goodwill	140,483	—		140,483
Intangible assets, net	131,342	—		131,342
Other assets	3,903	—		3,903

Total assets	$422,284	$—		$422,284

LIABILITIES
Current liabilities:
Current maturities of long-term debt	$2,634	$—		$2,634
Accounts payable	20,845	92	(d)	20,937
Accrued compensation	—	2,505	(e)	2,505
Current portion of operating lease liabilities	3,165	—		3,165
Other current liabilities	15,849	(2,597)	(d)(e)	13,252

Total current liabilities	42,493	—		42,493

Long-term debt	214,564	—		214,564
Operating lease liabilities	14,065	—		14,065
Deferred income tax liabilities	28,704	(28,704)	(f)	—
Other liabilities	2,058	28,704	(f)	30,762

Total liabilities	301,884	—		301,884

EQUITY
Common stock	1	—		1
Additional paid-in capital	116,308	—		116,308
Retained earnings	4,091	—		4,091

Total equity	120,400	—		120,400

Total liabilities and equity	$422,284	$—		$422,284

(a)	Reclassification of other receivables from other current assets to conform to Harsco’s balance sheet presentation of similar receivables.
(b)	Reclassification of inventories from other current assets to conform to Harsco’s balance sheet presentation of inventories.
(c)	Reclassification of prepaid income taxes to conform to Harsco’s balance sheet presentation within other current assets.
(d)	Reclassification of payroll related accounts payable from other current liabilities to conform to Harsco’s balance sheet presentation.

(e)	Reclassification of accrued compensation from other current liabilities to conform to Harsco’s balance sheet presentation.
(f)	Reclassification of deferred income tax liabilities to conform to Harsco’s balance sheet presentation, which includes similar liabilities within other liabilities.

Statement of Operations Reclassifications: The following tables summarize certain reclassifications made to Clean Earth’s historical statement of operations to conform to Harsco’s financial statement presentation.

Year ended December 31, 2018:

(in thousands)	Before Reclassification	Reclassification		After Reclassification
Revenues
Service revenues	$266,916	$—		$266,916
Costs of expenses
Cost of services sold	201,711	3,949	(a)(b)(e)	205,660
Selling, general and administrative expenses	50,262	(3,571)	(a)(c)(e)	46,691
Management fee	500	(500)	(c)	—
Other expenses, net	—	552	(a)	552

Total costs and expenses	252,473	430		252,903

Operating income	14,443	(430)		14,013

Interest income	—	34	(d)	34
Interest expense	(17,359)	—		(17,359)
Other income (loss)	(396)	396	(b)(d)	—

Loss before income taxes	(3,312)	—		(3,312)

Income tax benefit	2,458	—		2,458

Net loss	$(854)	$—		$(854)

Three months ended March 31, 2019:

(in thousands)	Before Reclassification	Reclassification		After Reclassification
Revenues
Service revenues	$63,632	$—		$63,632
Costs of expenses
Cost of services sold	49,476	1,107	(a)(b)(e)	50,583
Selling, general and administrative expenses	12,774	(847)	(c)(e)	11,927
Management fee	125	(125)	(c)	—
Other expenses, net	—	1	(a)	1

Total costs and expenses	62,375	136		62,511

Operating income	1,257	(136)		1,121

Interest income	—	12	(d)	12
Interest expense	(4,864)	—		(4,864)
Other income (loss)	(124)	124	(b)(d)	—

Loss before income taxes	(3,731)	—		(3,731)

Income tax benefit	1,021	—		1,021

Net loss	$(2,710)	$—		$(2,710)

Three months ended March 31, 2018:

(in thousands)	Before Reclassification	Reclassification		After Reclassification
Revenues
Service revenues	$58,221	$—		$58,221
Costs of expenses
Cost of services sold	45,399	840	(b)(e)	46,239
Selling, general and administrative expenses	11,938	(731)	(c)(e)	11,207
Management fee	125	(125)	(c)	—
Other expenses, net	—	55	(a)	55

Total costs and expenses	57,462	39		57,501

Operating income	759	(39)		720

Interest income	—	—		—
Interest expense	(3,653)	—		(3,653)
Other income (loss)	(39)	39	(b)	—

Loss before income taxes	(2,933)	—		(2,933)

Income tax benefit	617	—		617

Net loss	$(2,316)	$—		$(2,316)

Twelve months ended March 31, 2019:

(in thousands)	Before Reclassification	Reclassification		After Reclassification
Revenues
Service revenues	$272,327	$—		$272,327
Costs of expenses
Cost of services sold	205,788	4,216	(a)(b)(e)	210,004
Selling, general and administrative expenses	51,098	(3,687)	(a)(c)(e)	47,411
Management fee	500	(500)	(c)	—
Other expenses, net	—	498	(a)	498

Total costs and expenses	257,386	527		257,913

Operating income	14,941	(527)		14,414

Interest income	—	46	(d)	46
Interest expense	(18,570)	—		(18,570)
Other income (loss)	(481)	481	(b)(d)	—

Loss before income taxes	(4,110)	—		(4,110)

Income tax benefit	2,862	—		2,862

Net loss	$(1,248)	$—		$(1,248)

(a)

Reclassification of severance expenses out of cost of services sold and selling, general and administrative expenses to conform to Harsco’s statement of operations presentation within other expenses, net.

(b)	Reclassification of gains and/or losses on the sale of fixed assets to conform to Harsco’s statement of operations presentation within cost of services sold.
(c)	Reclassification of management fees to conform to Harsco’s statement of operations presentation for similar costs within selling, general and administrative expenses.
(d)	Reclassification of interest income out of other income (loss) to conform to Harsco’s statement of operations presentation.
(e)	Reclassification of certain intangible amortization expenses from selling, general and administrative expenses to cost of services sold to conform to Harsco’s statement of operations presentation.

Note 4—Estimated Purchase Price and Preliminary Purchase Price Allocation

The pro forma financial statements include a preliminary allocation of the estimated purchase price of Clean Earth to the estimated fair values of assets acquired and liabilities assumed at the acquisition date, assuming the Acquisition occurred on March 31, 2019. The final allocation of the purchase price could differ materially from the preliminary allocation primarily because fluctuations in valuation variables at the time of completion of the Acquisition compared to the amounts assumed for the pro forma adjustments.

Estimated purchase price

The following is a summary of the estimated purchase price giving effect to the Acquisition as if it had been consummated on March 31, 2019:

(in thousands)	As of March 31, 2019
Estimated purchase price paid in cash at time of the Acquisition (1)	$606,907
Plus: Estimated contingent payment for tax benefits	11,900

Estimated purchase price	$618,807

(1)	Represents the estimated purchase price of the Acquisition as if it had been consummated on March 31, 2019 to account for certain purchase price adjustments.

Preliminary purchase price allocation

The following is a summary of the preliminary purchase price allocation giving effect to the Acquisition as if it had been consummated on March 31, 2019:

(in thousands)	As of March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$462
Trade accounts receivable, net	58,025
Other receivables	1,745
Inventories	505
Other current assets	7,362

Total current assets	68,099

Property, plant and equipment	71,045
Right-of-use assets, net	17,037
Goodwill	326,990
Intangible assets, net	255,000
Other assets	3,903

Total assets acquired	$742,074

LIABILITIES
Current liabilities:
Current maturities of long-term debt	478
Accounts payable	20,937
Accrued compensation	2,505
Current portion of operating lease liabilities	3,165
Other current liabilities	14,013

Total current liabilities	41,098

Long-term debt	1,139
Operating lease liabilities	14,065
Other liabilities	66,965

Total liabilities assumed	123,267

Net assets acquired	$618,807

Note 5—Acquisition Related Pro Forma Adjustments

The pro forma financial statements reflect the following adjustments related to the Acquisition:

(a) Cash and cash equivalents

Adjustment to cash and cash equivalents for the following:

(in thousands)	As of March 31, 2019
Cash paid for the Acquisition (1)	$(606,907)
Cash paid for transaction costs related to the Acquisition (2)	(9,100)

Adjustment to cash	$(616,007)

(1)	Represents the estimated purchase price of the Acquisition as if it had been consummated on March 31, 2019 to account for certain purchase price adjustments.

(2)

Represents professional fees paid or expected to be paid in connection with the Acquisition. Any amounts not recorded in the historical financial statements of Harsco through March 31, 2019 were adjusted through the pro forma balance sheet and recorded against retained earnings solely for the purposes of this presentation. As there is no continuing impact of these transaction costs on Harsco’s results, the fees are not included in the pro forma statements of operations.

(b) Property, plant and equipment, net and depreciation expense

Adjustment to the carrying value of Clean Earth’s property, plant and equipment from its recorded net book value to its preliminary estimated fair value. The estimated fair value is expected to be depreciated over the estimated useful lives, on a straight-line basis. The following table is a summary of information related to property, plant and equipment, including information used to calculate the pro forma change in depreciation expense:

		Fair Value as of March 31, 2019	Depreciation Expense
(dollars in thousands)	Estimated Useful Life		Year ended December 31, 2018	Three months ended March 31, 2019	Three months ended March 31, 2018	Twelve months ended March 31, 2019
Land	N/A	$10,739	$—	$—	$—	$—
Buildings and improvements	4.5-20 years (1)	19,686	1,104	276	276	1,104
Machinery and equipment	1-9 year(s)	38,863	5,320	1,330	1,330	5,320
Uncompleted construction	N/A	1,757	—	—	—	—

Total fair value of acquired PP&E		$71,045	$6,424	$1,606	$1,606	$6,424
Less: Clean Earth’s historical PP&E		61,420	9,832	2,585	2,203	10,214

Pro forma adjustment to PP&E		$9,625	$(3,408)	$(979)	$(597)	$(3,790)

(1)	Leasehold improvements are amortized over 4.5 years.

Corresponding adjustments were made to depreciation expense in the pro forma statements of operations as a result of the fair value adjustments to property, plant and equipment as well as changes in useful lives.

Pro forma adjustments related to depreciation expense had the following impacts on cost of services sold and selling, general and administrative expenses:

(in thousands)	Year ended December 31, 2018	Three months ended March 31, 2019	Three months ended March 31, 2018	Twelve months ended March 31, 2019
Cost of services sold	$(2,955)	$(808)	$(497)	$(3,266)
Selling, general and administrative expenses	(453)	(171)	(100)	(524)

Total pro forma adjustment	$(3,408)	$(979)	$(597)	$(3,790)

The preliminary valuations above, including assignment of useful lives, are based on benchmarking analysis performed with respect to publicly available acquisitions of similar businesses. Final determination of fair value of property, plant and equipment, as well as estimated useful lives, remains subject to change. The finalization may have a material impact on the valuation of property, plant and equipment and the purchase price allocation, which is expected to be finalized subsequent to the Acquisition.

The estimate of fair value and estimated useful lives is preliminary and subject to change once Harsco has sufficient information as to the specific types, nature, age, condition and location of Clean Earth’s property, plant and equipment.

With other assumptions held constant, a 10% change to the fair value of the property, plant and equipment would result in an increase or decrease to depreciation expense of $0.6 million annually and $0.2 million for a three-month period.

(c) Goodwill

Adjustment to goodwill represents the excess of the purchase price over the preliminary fair value of the underlying net tangible and identifiable intangible assets net of liabilities, as shown in Note 4— Estimated Purchase Price and Preliminary Purchase Price Allocation. The adjustment is the difference between the estimated goodwill acquired of $327.0 million and the amount recorded in Clean Earth’s historical financial statements of $140.5 million. The goodwill created in the Acquisition is not deductible for tax purposes.

The adjustment to goodwill is preliminary and subject to change based upon final determination of the fair value of underlying net tangible and identifiable intangible assets acquired net of liabilities assumed and finalization of the purchase price.

(d) Intangible assets, net and amortization expense

Adjustment to the carrying value of Clean Earth’s intangible assets from recorded net book value to preliminary estimated fair value. The estimated fair value is expected to be amortized over the estimated useful lives, on a straight-line basis. The following table is a summary of information related to intangible assets, including information used to calculate the pro forma change in amortization expense:

		Fair Value as of March 31, 2019	Amortization Expense
(dollars in thousands)	Estimated Useful Life		Year ended December 31, 2018	Three months ended March 31, 2019	Three months ended March 31, 2018	Twelve months ended March 31, 2019
Tradenames and trademarks	12.5 years	$20,000	$1,600	$400	$400	$1,600
Customer relationships	13.5 years	95,000	7,037	1,759	1,759	7,037
Permits and rights	46.5 years	140,000	3,011	753	753	3,011

Total fair value of acquired intangible assets		$255,000	$11,648	$2,912	$2,912	$11,648
Less: Clean Earth’s historical intangible assets		131,342	13,850	3,450	3,257	14,043

Pro forma adjustment to intangible assets, net		$123,658	$(2,202)	$(538)	$(345)	$(2,395)

Corresponding adjustments were made to amortization expense in the pro forma statements of operations as a result of the fair value adjustments to intangible assets as well as changes in useful lives.

The preliminary valuations above, including assignment of useful lives, are based on benchmarking analysis performed with respect to publicly available acquisitions of similar businesses. Final determination of fair value of intangible assets, as well as estimated useful lives, remains subject to change. The finalization may have a material impact on the valuation of intangible assets and the purchase price allocation, which is expected to be finalized subsequent to the Acquisition.

With other assumptions held constant, a 10% change to the fair value of the acquired finite live intangible assets would result in an increase or decrease to amortization expense of $1.2 million annually and $0.3 million for a three-month period.

(e) Deferred income tax assets

Adjustment to reclassify Harsco’s historical March 31, 2019 deferred tax asset to net against the pro forma deferred tax liability balance, as a result of acquired deferred tax liabilities from Clean Earth as well as an increase in deferred tax liabilities in certain jurisdictions resulting from purchase accounting (refer to Note 5(i)).

(f) Long-term debt, including current maturities, and interest expense

Adjustments to long-term debt resulted in total decreases of $2.2 million and $213.4 million for current and non-current portions, respectively. These adjustments related to the extinguishment of Clean Earth’s historical debt obligations which are expected to be completed prior to the closing of the

Acquisition. A corresponding adjustment was made to the pro forma statements of operations to eliminate historical interest expense related to the Clean Earth debt that will be extinguished prior to the consummation of the Acquisition.

(g) Accounts payable

Adjustment to remove $0.6 million of transaction costs related to the Acquisition that were historically recorded by Harsco at March 31, 2019 but are being presented in the pro forma balance sheet as being paid in cash on March 31, 2019 (refer to Note 5(a)). A corresponding adjustment was made to the pro forma statement of operations to eliminate one-time non-recurring transaction costs directly attributable to the Acquisition.

(h) Other current liabilities and transaction costs

Adjustment to increase other current liabilities by $0.8 million includes recording the current portion of a liability related to the securing of air rights payable over a period of 6 years which was entered into by Clean Earth subsequent to March 31, 2019 but prior to execution of the Acquisition Agreement totaling $3.0 million, partially offset by the removal of accrued interest totaling $2.2 million related to the long-term debt discussed in Note 5(f).

(i) Other liabilities

Adjustment to increase other liabilities by $21.3 million includes recording the non-current portion of a liability related to the securing of air rights payable over a period of 6 years which was entered into by Clean Earth subsequent to March 31, 2019 but prior to execution of the Acquisition Agreement totaling $12.2 million. This adjustment also includes an increase in deferred income tax liabilities resulting from recognizing the deferred tax liability arising from the valuation of Clean Earth’s intangibles on the date the Acquisition Agreement was entered into of $35.9 million, partially offset by the reclassification of Harsco’s historical March 31, 2019 deferred tax assets of $26.9 million to net against the pro forma deferred tax liability balance (refer to Note 5 (e)).

Additionally, other liabilities were impacted by the recognition of an $11.9 million deferred tax asset related to net operating losses for certain transaction costs, which would appear within this caption due to jurisdiction netting of deferred tax positions. This was offset by the adjustment to record the estimated contingent payable to Compass of $11.9 million for those tax benefits, in accordance with the Acquisition Agreement (refer to Note 4).

(j) Stockholders’ equity

Adjustments to eliminate the historical stockholders’ equity of Clean Earth. Adjustment also includes $8.5 million of transaction costs that are presented on the pro forma balance sheet which were not historically recorded by Harsco through March 31, 2019. These costs are being presented in the pro forma balance sheet as being paid in cash on March 31, 2019 (refer to Note 5(a)). No corresponding adjustment was made to the pro forma statement of operations as these are one-time non-recurring transaction costs which are directly attributable to the Acquisition.

(k) Tax expense

Adjustment to record the income tax impacts of the pro forma adjustments using a blended statutory tax rate of 24.5%. This rate does not reflect Harsco’s effective tax rate, which will include other items and may be significantly different than the rates assumed for purposes of preparing these statements.

Note 6—Asset Sale Related Pro Forma Adjustments

The pro forma financial statements reflect the following adjustments related to the Asset Sale:

(a) Historical results

Adjustment to remove the historical results of the Air-X-Changers business from the historical statements of operations of Harsco as if the Asset Sale had occurred on January 1, 2018 and to remove the historical assets and liabilities of the Air-X-Changers business from the historical balance sheet of Harsco as if the Asset Sale had occurred on March 31, 2019.

(b) Cash proceeds

Adjustment to cash and cash equivalents represents the net cash received from the sale of the Air-X-Changers business. Amount was calculated as gross sales proceeds of $592.0 million less the expected income tax obligation and transaction costs of $114.0 million and $8.0 million, respectively. An adjustment was made to eliminate the estimated transaction costs related to the Asset Sale expected to be incurred through the consummation of the Transactions. These costs are recorded against retained earnings solely for the purpose of this presentation. As there is no continuing impact of these transaction costs on Harsco’s results, these fees are not included in the pro forma statements of operations.

(c) Retained earnings

Reflects the impact to Harsco’s retained earnings from the pro forma adjustments described above. Adjustment to retained earnings approximates the estimated gain on the Asset Sale, net of tax impact and transaction costs.

(d) Tax expense

Adjustment to record the income tax impacts of the pro forma adjustments using a blended statutory tax rate of 24.9% for Air-X-Changers. This rate does not reflect Harsco’s effective tax rate, which will include other items and may be significantly different than the rates assumed for purposes of preparing these pro forma financial statements.

Note 7—Financing Related Pro Forma Adjustments

The pro forma financial statements reflect the following adjustments related to the financing transactions, including the financing transaction utilized to fund the Acquisition as well as financing activity resulting from the Asset Sale:

(a) Cash and cash equivalents

The following is a summary of the adjustment to cash and cash equivalents giving effect to the financing transactions as if they had been consummated on March 31, 2019:

(in thousands)	As of March 31, 2019
The Acquisition
Proceeds from the private debt financing	$500,000
Cash paid for fees related to the private debt financing and the Bridge Loan Commitment	(14,770)
Proceeds from Harsco’s Revolving Credit Facility	130,777

Adjustment to cash related to the Acquisition	616,007
The Asset Sale
Repayment on Harsco’s Revolving Credit Facility	(150,000)
Repayment on Harsco’s Term Loan Facility	(320,000)

Adjustment to cash related to the Asset Sale	(470,000)

Total adjustment to cash	$146,007

(b) Long-term debt, including deferred financing costs

Adjustment to long-term debt represents the following:

(in thousands)	As of March 31, 2019
The Acquisition
Proceeds from the private debt financing	$500,000
Proceeds from Harsco’s Revolving Credit Facility	130,777
Cash paid for fees related to the private debt financing and the Bridge Loan Commitment	(14,770)

Adjustment to long-term debt related to the Acquisition	616,007
The Asset Sale
Repayment on Harsco’s Revolving Credit Facility	(150,000)
Repayment on Harsco’s Term Loan Facility	(320,000)
Write-off historical financing fees related to Term Loan Facility	5,527

Adjustment to long-term debt related to the Asset Sale	(464,473)

Total adjustment to long-term debt	$151,534

Adjustment to write-off historical financing fees was recorded against retained earnings solely for the purposes of this presentation. As there is no continuing impact of the write-off of these costs on Harsco’s results, these fees are not included in the pro forma statements of operations.

(c) Interest expense

Adjustment to interest expense consists of the following:

(in thousands)	Year ended December 31, 2018	Three months ended March 31, 2019	Three months ended March 31, 2018	Twelve months ended March 31, 2019
The Acquisition
Record interest expense related to the private debt financing and amounts drawn on the Revolving Credit Facility (1)	38,111	$9,440	$9,325	$38,226
Record amortization of new deferred financing fees related to the private debt financing (2)	1,429	373	348	1,454

Adjustment related to the Acquisition	39,540	9,813	9,673	39,680
The Asset Sale
Eliminate historical term loan interest expense for payments on the Term Loan Facility and the Revolving Credit Facility (3)	(22,102)	(5,529)	(5,396)	(22,235)
Adjustment related to the Asset Sale	(22,102)	(5,529)	(5,396)	(22,235)

Total adjustment to increase interest expense	$17,438	$4,284	$4,277	$17,445

(1)

Impact to interest expense resulting from the private debt financing and changes in amounts outstanding under the Revolving Credit Facility related to the Acquisition. For purposes of the pro forma statements of operations, the increase to interest expense was calculated using a blended interest rate of 6.0% to 6.1% for each period. Specific to the private debt financing, a 0.125% change to the interest rate would result in an increase or decrease to interest expense of $0.6 million annually and $0.2 million for a three-month period.

(2)	Deferred financing fees represent debt issuance costs for the private debt financing and are amortized over the contractual term of the related indebtedness.
(3)

Impact to interest expense resulting from payments on the Term Loan Facility and changes in amounts outstanding under the Revolving Credit Facility resulting from the Asset Sale. Interest expense is inclusive of changes to historical amortization of deferred financing costs for the Term Loan Facility.

(d) Tax expense

Adjustment to record the income tax impacts of the pro forma adjustments using a blended statutory tax rate of 24.5%. This rate does not reflect Harsco’s effective tax rate, which will include other items and may be significantly different than the rates assumed for purposes of preparing these statements.